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                                                                   EXHIBIT 10.14


                                                                  EXECUTION COPY


                                ESCROW AGREEMENT

      This ESCROW AGREEMENT, dated as of June 18, 1999 (this "Agreement"), by and among FREESHOP.COM, INC., a Washington corporation ("Grantor"), FINGERHUT COMPANIES, INC., a Minnesota corporation ("Grantee"), and WHITMAN BREED ABBOTT & MORGAN LLP, solely in the capacity as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

      WHEREAS, Grantee and Grantor have executed and delivered a Warrant Agreement, dated as of December 10, 1998 (the "Warrant Agreement"), as modified by a letter agreement dated June 18, 1999, between Grantee and Grantor (the "Letter Agreement") pursuant to which, and subject to the terms and conditions thereof, Grantee has elected to exercise its Third Tranche Investment Percentage Warrants, Anti-Dilution Warrants and Third Party Agreement Warrants (all as defined in the Warrant Agreement) for 404,858 shares (the "Warrant Shares") of Grantor's Series B convertible preferred stock ("Preferred Stock"); and

      WHEREAS, pursuant to the Letter Agreement Grantee has elected to purchase an additional 8,820 shares of Preferred Stock ("Additional Shares"); and

      WHEREAS, Grantor intends to file a registration statement (the "Registration Statement") in connection with the sale of shares of common stock in a proposed Qualified Public Offering, as such term is defined in the Warrant Agreement, with the Securities and Exchange Commission under the Securities Act of 1933;

      WHEREAS, Grantor intends to file such Registration Statement on or about June 18, 1999 and represents therein that Grantee intends to exercise certain of its Warrants and purchase the Additional Shares not later than the completion of the Qualified Public Offering;

      WHEREAS, Grantee and Grantor have agreed that on or about the date hereof Grantee shall cause to be deposited with the Escrow Agent $9,011,348 in cash (the Exercise Price") to be held in escrow by the Escrow Agent in accordance with the terms of this Agreement at the request of and as an accommodation to Grantee and Grantor;

      WHEREAS, Grantor and Grantee have agreed that on or about the date hereof Grantor shall cause to be deposited with the Escrow Agent a certificate for the Warrant Shares acquired in connection with the payment of the Exercise Price (the "Certificate");

      NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and in the Warrant Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows (capitalized terms used herein without definition shall have the meaning attributed thereto in the Warrant Agreement):

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      1. Escrow Funds and Shares. (a) On the date hereof, Grantee shall deliver to the Escrow Agent the amount of the Exercise Price (the "Escrow Funds") by wire transfer to the Whitman Breed Abbott & Morgan LLP Attorney Trust Account at Citibank, N.A. (153 East 53rd Street, New York, New York 10043) (ABA No. 021 000
089) (Account No. 43220732) (Attention: John Gunther at 212-559-8647) (the "Escrow Account").

      (b) On the date hereof, Grantor shall deliver to the Escrow Agent the Certificate.

      (c) The Escrow Funds shall be held, invested and applied by the Escrow Agent pursuant to the terms of this Agreement.

      2. Investment of Funds. As soon as practicable after the receipt thereof, the Escrow Agent shall cause the Escrow Funds to be invested in the Citibank Citiescrow Account or such other investment available to the Escrow Account at Citibank N.A. as Grantee may request. The Grantee shall bear and retain the sole responsibility for the selection of the investment hereunder and all risk of loss from such investment. All net interest earned on the Escrow Funds from investment as provided in this Section 2 shall be payable to Grantee at the time the Escrow Funds are disbursed in accordance with Section 3 hereof.

      3. Disbursement of Escrow Funds. (a) Upon receipt of a notice from Grantee substantially in the form of Annex I hereto (the "Notice of Satisfaction of Grantee Conditions"), the Escrow Agent shall and is hereby directed to withdraw from the Escrow Account and pay to Grantor the Escrow Funds and to withdraw from the Escrow Account and pay to Grantee all net interest earned on the Escrow Funds. Receipt by the Escrow Agent of the Notice of Satisfaction of Grantee Conditions shall be deemed exercise by Grantee of the Third Tranche Investment Percentage Warrants, Anti-Dilution Warrants and Third Party Agreement Warrants. Grantee agrees that if closing of the Qualified Public Offering occurs not later than October 31, 1999, Grantee will send a Notice of Satisfaction of Grantee Conditions to the Escrow Agent not later than the date of such closing.

      (b) Upon payment of Escrow Funds by the Escrow Agent to Grantor, and payment of interest earned thereon by the Escrow Agent to Grantee, Escrow Agent shall deliver the Certificate to Grantee.

      (c) If the Escrow Agent does not receive from Grantee, on or before October 31, 1999, a duly executed Notice of Satisfaction of Grantee Conditions, the Escrow Agent shall withdraw from the Escrow Account and pay to Grantee the Escrow Funds and all net interest earned thereon promptly after October 31, 1999, and deliver the Certificate to Grantor.

      (d) Payments of Escrow Funds and interest earned thereon by the Escrow Agent shall, if Grantee so requests and provides appropriate instructions, be effected by wire transfer of immediately available funds and, absent such request or instructions, by check.

      4. Escrow Agent's Duties and Fees. (a) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it under this Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that, as set forth below,


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any modification of this Agreement shall be required to be signed by each of the parties to this Agreement. The Escrow Agent acts under this Agreement as a depositary only and is not a party to or bound by any agreement or undertaking which may be evidenced by or arise out of any items deposited with or delivered to it pursuant to this Agreement and is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any such items and undertakes no responsibility or liability for the form of execution of such items or the identity, authority, title or rights of any person executing or depositing same. The Escrow Agent shall not be liable to Grantee or Grantor or their respective successors and assigns for any action taken or omitted to be taken hereunder in good faith; provided, however, that the Escrow Agent shall be and remain liable for any damages arising as a result of its willful misconduct or gross negligence.

      (b) Grantee and Grantor, jointly and severally, shall indemnify the Escrow Agent for and hold the Escrow Agent harmless against, any loss, damage, liability or expense incurred by the Escrow Agent not caused by its gross negligence or willful misconduct, arising out of or in connection with its entering into this Agreement and the performance of its duties under this Agreement, including the costs and expenses of defending itself against any claim or liability in any legal proceeding in connection with this Agreement (including reasonable attorneys' fees). The Escrow Agent may consult with counsel of its choice and shall have full and complete authorization and protection for any action taken or suffered by it under this Agreement in good faith and in accordance with the opinion of such counsel.

      (c) Grantee shall pay the reasonable compensation of the Escrow Agent for the services to the rendered by the Escrow Agent hereunder and shall pay to or reimburse the Escrow Agent for all expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by the Escrow Agent in connection with the performance of its duties hereunder.

      (d) Grantee and Grantor warrant to the Escrow Agent that, except as provided in Section 4(e), there are no Federal, state or local tax liability or filing requirements concerning the Escrow Agent's actions contemplated hereunder and warrants and represents to the Escrow Agent that the Escrow Agent has no duty to withhold or file any report or any tax liability under any Federal or state income tax, local or state property tax, local or state sales or use taxes, or any other tax by any taxing authority. Grantee and Grantor, jointly and severally, agree to indemnify the Escrow Agent fully for any tax liability, penalties or interest incurred by the Escrow Agent arising hereunder and agrees to pay in full any such tax liability together with penalty and interest if any is ultimately assessed against the Escrow Agent for any reason as a result of its action hereunder (except for the Escrow Agent's individual income tax liability).

      (e) Due to the requirement that all trust accounts have Taxpayer Identification Numbers documented by appropriate W-8 and W-9 forms, Escrow Agent shall promptly provide such forms to Grantee and Grantor, and Grantee and Grantor shall return such forms to the Escrow Agent, duly completed and signed, within five days of receipt thereof. Grantee and Grantor acknowledge that failure to provide such forms may prevent or delay disbursement of Escrow Funds hereunder.


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      5. Notices. All notices, consents, requests, instruction, approvals and other communications provided for in this Agreement shall be in writing and shall become effective when delivered at the following addresses:

            (a) if to Grantee:

                  Fingerhut Companies, Inc.
                  4400 Baker Road, #181
                  Minnetonka, MN 55343

                  Attention: Michael P. Sherman, Esq.

            (b) if to Grantor:

                  FreeShop.com, Inc. Inc.
                  95 South Jackson Street, Suite 300
                  Seattle, WA 98104

                  Attention:Timothy C. Choate

                  With a copy to:

                  Bryce L. Holland, Jr.
                  Dorsey & Whitney LLP
                  U.S. Bank Building Center, Suite 4200
                  1420 Fifth Avenue
                  Seattle, WA 98101

            (c) if to the Escrow Agent:

                  Whitman Breed Abbott & Morgan LLP
                  200 Park Avenue
                  New York, New York  10166
                  Attention:  David F. Kroenlein, Esq.

      6. Miscellaneous Provisions. (a) This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the State of New York without giving effect to the conflict of law rules thereof.

      (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

      (c) This Agreement may not be assigned by Grantee or Grantor in any manner whatsoever.

      (d) Grantee and Grantor shall cooperate with the Escrow Agent and deliver to the Escrow Agent such additional information and documents as the Escrow Agent shall reasonably request in the performance of its obligations under this Agreement, including such documents as


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it shall reasonably request to evidence termination of this Agreement and to evidence consent to the final payment of the Escrow Funds and interest on the Escrow Funds in accordance with the terms of the Agreement.


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      IN WITNESS WHEREOF, the parties to this Agreement have caused this
Agreement to be duly executed as of the day and year first above written.

                                       By:
                                           -------------------------------------
                                           Title:


                                       By:
                                           -------------------------------------
                                           Title:


                                        WHITMAN BREED ABBOTT & MORGAN LLP

                                       By:
                                           -------------------------------------
                                           A Partner


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                                                                         Annex I
                                                                              to
                                                                Escrow Agreement


                             [Grantor's Letterhead]

                                           __, 1999

                   Notice of Satisfaction of Grantee's Condition


Whitman Breed Abbott & Morgan LLP
200 Park Avenue
New York, New York  10166
Attn:  David F. Kroenlein, Esq.


                  Re:  Disbursement of Escrow Funds

Dear Sirs:

      Pursuant to Section 3(a) of the Escrow Agreement, dated as of June 18, 1999 (the "Escrow Agreement"), among FreeShop.com, Inc. ("Grantor"), Fingerhut Companies, Inc. ("Grantee"), and Whitman Breed Abbott & Morgan LLP, solely in its capacity as escrow agent (the "Escrow Agent"), you are hereby notified that the condition that the closing of the Qualified Public Offering (as defined in the Escrow Agreement) has occurred on or before October 31, 1999 has been satisfied.

      Accordingly you are hereby directed to pay to Grantor the Escrow Funds and to Grantee all net interest earned thereon as provided in Section 3(a) of the Escrow Agreement and to deliver the Certificate to Grantee as provided in
Section 3(e) of the Escrow Agreement.

      IN WITNESS WHEREOF, Grantee has duly caused this Notice to be delivered to you in accordance with the terms of the Escrow Agreement.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


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